CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No.1180 and Amendment No.1182 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated August 29, 2025 on the financial statements and financial highlights of Davidson Multi-Cap Equity Fund, a series of Advisors Series Trust, appearing in Form N-CSR for the year ended June 30, 2025, which are also incorporated by reference into the Registration Statement.

                            /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 28, 2025